UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2022

TREX COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of Principal Executive Offices)	(ZIP Code)

(540) 542-6300

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	TREX	New York Stock Exchange LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement

As of December 22, 2022, Trex Company, Inc. (Company) entered into a First Amendment to Credit Agreement (First Amendment) by and among the Company, as borrower, the guarantors party thereto; Bank of America, N.A. (BOA), as a Lender, Administrative Agent, Swing Line Lender and L/C Issuer; TD Bank, N.A. as lender and Syndication Agent; Regions Bank, PNC Bank, National Association, and Wells Fargo Bank, National Association (each, a Lender and collectively, the Lenders), arranged by BofA Securities, Inc. as Sole Lead Arranger and Sole Bookrunner, amending that certain Credit Agreement dated as of May 18, 2022, by and among the Company, as borrower, the guarantors party thereto, BOA, as a Lender, Administrative Agent, Swing Line Lender and L/C Issuer and the other lenders identified therein (as so amended, the “Credit Agreement”). As a part of the First Amendment, the Credit Agreement was amended and restated to provide for an additional Revolving B Loan (as hereinafter defined).

First Amendment to Credit Agreement

Under the First Amendment, the Lenders agreed to provide the Company with a Revolving B Loan consisting of one or more revolving loans in a collective maximum principal amount of $150,000,000 (Revolving B Loan Limit) throughout the term, which ends December 22, 2024 (Revolving B Loan Term). Previously, under the Credit Agreement, there was no Revolving B Loan. The First Amendment also provided that TD Bank, N.A. would serve as Syndication Agent.

Credit Agreement

Prior to the First Amendment, the Credit Agreement provided that the Lenders agreed to provide the Company with one or more Loans in a collective maximum principal amount of $400,000,000 (Revolving A Loan Limit) through May 18, 2027 (Revolving A Loan Term). As of December 22, 2022, the Credit Agreement was amended and restated to refer to this loan as the Revolving A Loan. The amended and restated Credit Agreement was made an Exhibit A to the First Amendment. All of the terms of the Credit Agreement apply to the Revolving B Loan. The Credit Agreement continues to include sublimits under the Revolving A Loan for a Letter of Credit facility in an amount not to exceed $60,000,000; and Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed $20,000,000. The Revolving Loans, the Letter of Credit facility and the Swing Line Loans under Revolving A Loan are for the purpose of raising working capital and supporting general business operations.

The Notes and Interest Rates

The Notes provide the Company, in the aggregate, the ability to borrow an amount up to the Revolving A Loan Limit during the Revolving A Loan Term and Revolving B Loan Limit during the Revolving B Loan Term. The Company is not obligated to borrow any amount under the revolving loans. Within the respective loan limit, the Company may borrow, repay and reborrow at any time or from time to time while the Notes are in effect.

Base Rate Loans (as defined in the Credit Agreement) under the Revolving Loans and the Swing Line Loans accrue interest at the Base Rate plus the Applicable Rate (as defined in the Credit Agreement) and Term SOFR Loans for the Revolving Loans accrue interest at the rate per annum equal to the sum of Term SOFR for such Interest Period plus the Applicable Rate (as defined in the Credit Agreement).

The Base Rate for any day is a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by BOA as its prime rate, and (c) the Term SOFR plus 1.0% subject to certain interest rate floors.

With respect to Revolving B Loans, for any day, the rate per annum set forth below opposite the applicable Pricing Tier then in effect (based upon the Consolidated Debt to Consolidated EBITDA Ratio), it being understood that the Applicable Rate for (i) Revolving B Loans that are Base Rate Loans shall be the percentage set forth under the column “Base Rate Loans”, (ii) Revolving B Loans that are Term SOFR Loans or Term SOFR Daily Floating Rate Loans shall be the percentage set forth under the column “Term SOFR Loans / Term SOFR Daily Floating Rate / Letter of Credit Fee”, and (iii) the Commitment Fee shall be the percentage set forth under the column “Revolving B Commitment Fee”:

Pricing Tier	Consolidated Debt to Consolidated EBITDA Ratio	Term SOFR Loans / Term SOFR Daily Floating Rate	Base Rate Loans	Revolving B Commitment Fee
1	> 2.50:1.00	2.15%	1.15%	0.450%
2	< 2.50:1.00 but > 2.00:1.00	1.80%	0.80%	0.425%
3	< 2.00:1.00 but > 1.50:1.00	1.45%	0.45%	0.400%
4	< 1.50:1.0	1.20%	0.20%	0.375%

Repayment of all then outstanding principal, interest, fees and costs is due at the end of the at the end of the Revolving B Term for the Revolving B Loan.

ESG Option

The Company and BofA Securities, Inc. as a sustainability coordinator, shall be entitled to establish specified key performance indicators (KPIs) with respect to certain environmental, social and governance targets of the Company and its subsidiaries. The sustainability coordinator and the Company may amend the Credit Agreement and ancillary definitive agreement for the purpose of incorporating the KPIs and other related provisions, unless the Lenders object to such amendment on or prior to the date that is ten (10) business days after the date on which such amendment is posted for review by the Lenders. Based on the performance of the Company and its subsidiaries against the KPIs, certain adjustments (increase, decrease or no adjustment) to otherwise applicable pricing will be made; provided that the amount of such adjustments shall not exceed certain aggregate caps as in the definitive loan documentation.

Security and Pledge Agreement

The existing Security and Pledge Agreement remains unchanged except that in addition to the Revolving A Loan, it now also secures the Revolving B Loan.

Transaction Fees

As a result of the transaction and excluding legal and accounting fees payable as a result of the transaction, the Company incurred closing fees equal to $500,588.28.

All capitalized terms used in this section but not otherwise defined herein shall have the meaning set forth in the Credit Agreement. To the extent not defined herein or in the Credit Agreement, all capitalized terms shall have the meanings provided for by the Uniform Commercial Code.

This summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Trex Company, Inc. herewith files the following exhibits:

Exhibit No.	Description

4.1	First Amendment to Credit Agreement dated as of December 22, 2022 to the Credit Agreement dated May 18, 2022 by and among the Company, as borrower; the guarantors party thereto; Bank of America, N.A. (BOA), as a Lender, Administrative Agent, Swing Line Lender and L/C Issuer; TD Bank, N.A. as lender and Syndication Agent; Regions Bank, PNC Bank, National Association, and Wells Fargo Bank, National Association (each, a Lender and collectively, the Lenders), arranged by BofA Securities, Inc. as Sole Lead Arranger and Sole Bookrunner. FILED HEREWITH

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: December 23, 2022	/s/ Dennis C. Schemm
Dennis C. Schemm
Senior Vice President and
Chief Financial Officer